Exhibit 99.1

May 11, 2022

SmartStop Self Storage REIT, Inc. Reports First Quarter 2022 Results

LADERA RANCH, CA – May 11, 2022 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company, announced its overall results for the three months ended March 31, 2022.

“We posted another quarter of double-digit same-store revenue and NOI growth, at 18.4% and 25.7% respectively,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “This organic growth coupled with our disciplined investment strategy, led to year-over-year growth of FFO, as adjusted per share and OP unit – diluted of approximately 113% in the quarter. On the external growth front, we continue to find accretive acquisitions, acquiring one property in Chicago during the quarter and another in Sacramento subsequent to quarter end.”

Three Months Ended March 31, 2022 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $0.2 million. This represents an improvement of approximately $13.7 million when compared to the same period in 2021. Net loss per Class A and Class T shares (basic and diluted) was $0.00, an improvement of $0.22 when compared to the same period in 2021.
•
Total self storage-related revenues were approximately $45.0 million, an increase of approximately $14.0 million when compared to the same period in 2021.

• FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $16.2 million, an increase of approximately $10.4 million when compared to the same period in 2021.

•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.17, an increase of $0.09 when compared to the same period in 2021.

• Same-store revenues, expenses and NOI increased by 18.4%, 3.7% and 25.7%, respectively compared to the same period in 2021.

• Same-store average physical occupancy increased by 1.9% to 95.1% compared to 93.2% during the same period in 2021.

• Same-store annualized rent per occupied square foot was approximately $17.77, an increase of approximately 16.6% when compared to the same period in 2021.

External Growth

In February of 2022, SmartStop announced the acquisition of a self storage facility in Algonquin, IL. The property’s 900 units span across approximately 114,000 square feet, and offer customers a blend of interior, climate controlled and non-climate, drive-up product. The facility is located in a dense and high-end suburban pocket of Chicago. This is SmartStop’s sixth owned or managed location in the Chicago market.

Subsequent to quarter end, the Company announced the acquisition of a self storage facility in Sacramento, CA. The facility is located at 3970 Pell Circle, Sacramento, CA, with visibility from I-80. The property’s 860 storage units encompass approximately 79,800 square feet and are 100% climate controlled. The facility also offers over 60 spaces for boat and RV storage. This is SmartStop’s 30th owned or managed location in California and 168th in North America.

Strategic Storage Growth Trust II, Inc. Merger

During the quarter, SmartStop and Strategic Storage Growth Trust II, Inc. ("SSGT II"), a private REIT sponsored by an indirect subsidiary of SmartStop, announced that the companies have entered into a definitive agreement to merge in an all-stock transaction in which SSGT II will merge into a newly-formed subsidiary of SmartStop. Per the merger agreement, SmartStop will acquire all of the real estate owned by SSGT II, consisting of 10 wholly-owned operating self storage facilities located across seven states, and a 50% interest in three unconsolidated real estate ventures with unaffiliated third parties consisting of one operating property and two properties in various stages of development. The total SSGT II operating portfolio, including the operating joint venture property, currently represents approximately 8,500 self storage units and 900,000 net rentable square feet. Additionally, SmartStop will obtain SSGT II’s rights to acquire a property located in Southern California.

Under the terms of the merger agreement, SSGT II stockholders will receive 0.9118 shares of SmartStop Class A common stock for each share of SSGT II common stock they own. This exchange ratio represents an increase of 37 percent above SSGT II's most recent offering price, when using SmartStop's most recent estimated NAV of $15.08 per share as of June 30, 2021. The transaction values SSGT II’s real estate assets at approximately $280 million, based on September 30, 2021 share counts and debt principal balances outstanding, and using the agreed exchange ratio and SmartStop's estimated NAV per share of $15.08. The merger is expected to close during the first half of 2022.

Capital Markets Activity

Subsequent to quarter end, SmartStop announced that it has been assigned an investment grade credit rating from Kroll Bond Rating Agency, Inc. (“KBRA”) of BBB- with a Stable Outlook. In connection with the rating announcement, SmartStop announced that its operating partnership has issued $150 million of 4.530% senior notes due April 2032 (the “Notes”).

Declared Distributions

On March 25, 2022, SmartStop’s board of directors declared a distribution rate for the month of April 2022 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on SmartStop’s books at the close of business on each day of the period commencing on April 1, 2022 and ending April 30, 2022. On April 26, 2022, SmartStop’s board of directors declared a distribution rate for the month of May 2022 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on May 1, 2022 and ending May 31, 2022. Such distributions payable to each stockholder of record during a month will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

949-542-3331

www.investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2022 (Unaudited)	December 31, 2021
ASSETS
Real estate facilities:
Land	$398,677,525	$397,508,081
Buildings	1,137,375,132	1,117,204,944
Site improvements	80,019,145	78,910,603
	1,616,071,802	1,593,623,628
Accumulated depreciation	(167,156,756)	(155,926,875)
	1,448,915,046	1,437,696,753
Construction in process	2,016,833	1,799,004
Real estate facilities, net	1,450,931,879	1,439,495,757
Cash and cash equivalents	36,225,933	37,254,226
Restricted cash	7,265,835	7,432,135
Investments in unconsolidated real estate ventures	19,185,517	18,943,284
Investments in and advances to Managed REITs	13,632,661	12,404,380
Other assets, net	15,865,205	15,423,508
Intangible assets, net of accumulated amortization	11,344,310	14,337,820
Trademarks, net of accumulated amortization	16,017,647	16,052,941
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	2,933,126	3,305,394
Total assets	$1,627,045,444	$1,618,292,776
LIABILITIES AND EQUITY
Debt, net	$892,618,376	$873,866,855
Accounts payable and accrued liabilities	18,979,883	22,693,941
Due to affiliates	439,501	584,291
Distributions payable	8,376,529	8,360,420
Contingent earnout	15,000,000	30,000,000
Deferred tax liabilities	8,070,650	7,719,098
Total liabilities	943,484,939	943,224,605
Commitments and contingencies
Redeemable common stock	76,578,073	71,334,675
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively, with aggregate liquidation preferences of $203,082,192 and $203,150,685 at March 31, 2022 and December 31, 2021, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc. equity:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 77,301,971 and 77,057,743 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	77,302	77,058
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,085,550 and 8,056,198 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	8,085	8,056
Additional paid-in capital	725,014,340	724,739,872
Distributions	(223,391,769)	(210,964,464)
Accumulated deficit	(171,063,030)	(170,846,475)
Accumulated other comprehensive income (loss)	264,255	(279,975)
Total SmartStop Self Storage REIT, Inc. equity	330,909,183	342,734,072
Noncontrolling interests in our Operating Partnership	79,657,398	64,632,417
Other noncontrolling interests	59,744	10,900
Total noncontrolling interests	79,717,142	64,643,317
Total equity	410,626,325	407,377,389
Total liabilities and equity	$1,627,045,444	$1,618,292,776

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2022	2021
Revenues:
Self storage rental revenue	$43,056,872	$29,503,442
Ancillary operating revenue	1,974,320	1,557,430
Managed REIT Platform revenue	1,809,096	2,287,740
Reimbursable costs from Managed REITs	1,143,573	1,216,043
Total revenues	47,983,861	34,564,655
Operating expenses:
Property operating expenses	13,105,325	10,343,281
Managed REIT Platform expenses	389,265	319,890
Reimbursable costs from Managed REITs	1,143,573	1,216,043
General and administrative	5,837,647	4,752,989
Depreciation	11,107,986	8,543,927
Intangible amortization expense	3,900,884	1,259,547
Acquisition expenses	417,774	305,650
Contingent earnout adjustment	513,821	2,119,744
Write-off of equity interest and preexisting relationships upon acquisition of control	—	8,389,573
Total operating expenses	36,416,275	37,250,644
Income (loss) from operations	11,567,586	(2,685,989)
Other income (expense):
Interest expense	(7,575,784)	(8,616,071)
Net loss on extinguishment of debt	—	(2,444,788)
Other, net	(722,343)	1,443,382
Net income (loss)	3,269,459	(12,303,466)
Net (income) loss attributable to noncontrolling interests	(403,822)	1,476,994
Less: Distributions to preferred stockholders	(3,082,192)	(3,082,192)
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(216,555)	$(13,908,664)
Net loss per Class A share – basic and diluted	$(0.00)	$(0.22)
Net loss per Class T share – basic and diluted	$(0.00)	$(0.22)
Weighted average Class A shares outstanding – basic and diluted	76,946,796	56,398,876
Weighted average Class T shares outstanding – basic and diluted	8,070,949	7,927,821

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net loss (attributable to common stockholders)	$(216,555)	$(13,908,664)
Add:
Depreciation of real estate	10,862,117	8,377,485
Amortization of real estate related intangible assets	3,660,083	562,085
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	300,013	34,074
Deduct:
Adjustment for noncontrolling interests (6)	(1,599,064)	(1,118,036)
FFO (attributable to common stockholders)	13,006,594	(6,053,056)
Other Adjustments:
Intangible amortization expense - contracts (1)	240,801	697,462
Acquisition expenses (2)	417,774	305,650
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	20,496	—
Contingent earnout adjustment (3)	513,821	2,119,744
Write-off of equity interest and preexisting relationships upon acquisition of control	—	8,389,573
Accretion of fair market value of secured debt	(34,642)	(31,866)
Net loss on extinguishment of debt (4)	—	2,444,788
Foreign currency and interest rate derivative losses, net (5)	(175,532)	217,998
Adjustment of deferred tax liabilities (1)	241,588	(1,872,866)
Adjustment for noncontrolling interests (6)	(131,971)	(1,433,296)
FFO, as adjusted (attributable to common stockholders)	$14,098,929	$4,784,131

(1) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities.

(2) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with SmartStop’s capitalization policy.

(3) The contingent earnout adjustment represents the adjustment to the fair value during the period of the Class A-2 Units issued in connection with the self administration transaction.

(4) The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred.

(5) This represents the mark-to-market adjustment for SmartStop’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop’s foreign equity investments not classified as long term.

(6) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to SmartStop’s non-controlling interests.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO SHARES AND OP UNITS OUTSTANDING - DILUTED

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$13,006,594	$(6,053,056)
Net income (loss) attributable to the noncontrolling interests	403,822	(1,476,994)
Adjustment for noncontrolling interests(1)	1,599,064	1,118,036
FFO (attributable to common stockholders and OP unit holders)	$15,009,480	$(6,412,014)
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$14,098,929	$4,784,131
Net income (loss) attributable to the noncontrolling interests	403,822	(1,476,994)
Adjustment for noncontrolling interests(1)	1,731,035	2,551,332
FFO, adjusted (attributable to common stockholders and OP unit holders)	$16,233,786	$5,858,469

Weighted average Class A & T shares outstanding	85,017,745	64,326,697
Weighted average OP units outstanding	10,416,211	9,248,375
Weighted average other dilutive securities	430,799	159,700
Weighted average shares & OP units outstanding – diluted(2)	95,864,755	73,734,772
FFO, as adjusted per share & OP unit outstanding – diluted	$0.17	$0.08

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our non-controlling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted. This excludes Class A-2 OP Units, the conversion of which is contingent on growth in assets under management or other contingent events before being converted to a class of OP Units equivalent to a common share.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - Three Months Ended March 31, 2022 and 2021

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2021, excluding three lease-up properties SmartStop owned as of January 1, 2021) for the three months ended March 31, 2022 and 2021. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2022	2021	% Change	2022	2021(6)	% Change	2022	2021	% Change
Revenue (1)	$33,324,465	$28,155,999	18.4%	$9,952,229	$1,568,105	N/M	$43,276,694	$29,724,104	45.6%
Property operating expenses (2)	9,767,729	9,418,146	3.7%	3,337,596	925,135	N/M	13,105,325	10,343,281	26.7%
Net operating income	$23,556,736	$18,737,853	25.7%	$6,614,633	$642,970	N/M	$30,171,369	$19,380,823	55.7%
Number of facilities	109	109		31	28		140	137
Rentable square feet (3)	8,034,200	8,034,200		2,660,500	2,393,600		10,694,700	10,427,800
Average physical occupancy (4)	95.1%	93.2%		93.6%	68.6%		94.7%	92.5%
Annualized rent per occupied square foot (5)	$17.77	$15.24		N/M	N/M		$17.54	$15.13

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 948,000 square feet and 920,000 square feet as of March 31, 2022 and 2021, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6) Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP, which was consolidated by SmartStop from March 10, 2021 until May 1, 2021.

The following table presents a reconciliation of net income (loss) as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended March 31,
	2022	2021
Net income (loss)	$3,269,459	$(12,303,466)
Adjusted to exclude:
Tenant Protection Program revenue(1)	(1,754,498)	(1,336,768)
Managed REIT Platform revenue	(1,809,096)	(2,287,740)
Managed REIT Platform expenses	389,265	319,890
General and administrative	5,837,647	4,752,989
Depreciation	11,107,986	8,543,927
Intangible amortization expense	3,900,884	1,259,547
Acquisition expenses	417,774	305,650
Contingent earnout adjustment	513,821	2,119,744
Write-off of equity interest and preexisting relationships upon acquisition of control	—	8,389,573
Interest expense	7,575,784	8,616,071
Net loss on extinguishment of debt	—	2,444,788
Other, net	722,343	(1,443,382)
Net operating income	$30,171,369	$19,380,823

(1) Approximately $1.3 million of Tenant Protection Program revenue was earned at same-store facilities during the three months ended March 31, 2022, with the remaining approximately $0.4 million earned at non same-store facilities.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, adjustments of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-K for the year ended December 31, 2021, our form 10-Q for the quarter ended March 31, 2022, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 420 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. As of May 11, 2022, SmartStop has an owned and managed portfolio of 168 properties in 22 states and Ontario, Canada, comprising approximately 114,700 units and 13.0 million rentable square feet. SmartStop and its affiliates own or manage 19 operating self storage properties in the Greater Toronto Area, which total approximately 16,200 units and 1.7 million rentable square feet. Additional information regarding SmartStop is available at investors.smartstopselfstorage.com.

Additional Information and Where to Find It

In connection with the proposed merger with SSGT II (the “Merger”), SmartStop has filed a registration statement on Form S-4 with the SEC that includes a proxy statement of SSGT II and also constitutes a prospectus of SmartStop. SSGT II has mailed or otherwise provided to its stockholders the proxy statement/prospectus and other relevant materials, and will hold a meeting of its stockholders to obtain the requisite stockholder approval of the Merger. BEFORE MAKING ANY VOTING DECISION, SSGT II’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents that SmartStop files with the SEC from the SEC’s website at www.sec.gov and SmartStop’s website at https://investors.smartstopselfstorage.com. In addition, the proxy statement/prospectus and other documents filed by SmartStop with the SEC may be obtained from SmartStop free of charge by directing a request to the following address: SmartStop Self Storage REIT, Inc., Attention: Nicholas M. Look, 10 Terrace Road, Ladera Ranch, California 92694, or by calling (877) 327-3485.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in Solicitation Relating to the Merger

SmartStop and SSGT II and their respective directors and executive officers, as well as SS Growth Advisor II, LLC, may be deemed, under SEC rules, to be participants in the solicitation of proxies from SSGT II’s stockholders with respect to the proposed Merger. Investors can obtain information regarding the names, affiliations and interests of such participants by reading the proxy statement/prospectus regarding the proposed Merger.

Forward-Looking Statements

Statements other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words and, in this press release, include statements about the expected timing of the Merger. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (ii) the failure to obtain the approval of SSGT II’s stockholders or the failure to satisfy the other closing conditions to the Merger.

Actual results may differ materially from those indicated by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.